Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Jayrald Rabago	Media Contact:	Tim Sakahara
	Senior Strategic Financial Officer		Corporate Communications Manager
	(808) 544-3556		(808) 544-5125
	jayrald.rabago@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS SECOND QUARTER 2025 EARNINGS OF $18.3 MILLION

Highlights include:
•Net income of $18.3 million, or $0.67 per diluted share
•Return on average assets of 1.00% and return on average equity of 13.04%
•Efficiency ratio improved to 60.36%
•Net interest margin of 3.44% increased by 13 bps from 3.31% in the previous quarter
•Total risk-based capital and common equity tier 1 ratios of 15.8% and 12.6%, respectively
•The CPF Board of Directors approved a quarterly cash dividend of $0.27 per share
•CPB was named Best Bank In Hawaii by Forbes Magazine in 2025. This is the fourth consecutive year the Bank has made the Forbes list.

HONOLULU, HI, July 25, 2025 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $18.3 million, or fully diluted earnings per share ("EPS") of $0.67 for the second quarter of 2025, compared to net income of $17.8 million, or EPS of $0.65 in the previous quarter and net income of $15.8 million, or EPS of $0.58 in the year-ago quarter.

"Our second quarter financial results demonstrate the continued strength of our core business and ability to execute effectively in a dynamic market environment," stated Arnold Martines, Chairman, President and CEO. "The bank's strong asset quality, capital, and liquidity positions will enable us to grow our business by continuing to support the needs of our customers and the markets we serve. I want to thank our dedicated employees, customers and community for your continued support of our bank."

Earnings Highlights
Net interest income was $59.8 million for the second quarter of 2025, which increased by $2.1 million, or 3.6% from the previous quarter, and increased by $7.9 million, or 15.2% from the year-ago quarter. Net interest margin ("NIM") was 3.44% for the second quarter of 2025, an increase of 13 basis points ("bp" or "bps") from the previous quarter and an increase of 47 bps from the year-ago quarter. The sequential quarter increase in net interest income and NIM was primarily due to higher average yields earned on loans of 8 bps and investment securities of 2 bps, combined with a 7 bps decline in average rates paid on interest-bearing deposits. Interest income on investment securities also included $0.7 million in income from an interest rate swap in both the first and second quarters of 2025.

Central Pacific Financial Reports Second Quarter 2025 Earnings of $18.3 Million

The Company recorded a provision for credit losses of $5.0 million in the second quarter of 2025, compared to a provision of $4.2 million in the previous quarter and a provision of $2.2 million in the year-ago quarter. The provision in the current quarter consisted of a provision for credit losses on loans of $3.8 million and a provision for off-balance sheet exposures of $1.2 million. The increase in the provision from the previous quarter was primarily driven by higher off-balance sheet credit exposure related to new unfunded loan commitments.

Other operating income totaled $13.0 million for the second quarter of 2025, compared to $11.1 million in the previous quarter and $12.1 million in the year-ago quarter. The increase in other operating income from the previous quarter was primarily due to higher income from bank-owned life insurance of $1.8 million.

Other operating expense totaled $43.9 million for the second quarter of 2025, compared to $42.1 million in the previous quarter and $41.2 million in the year-ago quarter. The increase in other operating expense from the previous quarter was primarily due to higher salaries and employee benefits of $0.9 million, higher computer software expense of $0.6 million, and higher directors' deferred compensation plan expense of $0.5 million (included in other).

The efficiency ratio improved to 60.36% for the second quarter of 2025, compared to 61.16% in the previous quarter and 64.26% in the year-ago quarter.

The effective tax rate was 23.5% for the second quarter of 2025, compared to 21.2% in the previous quarter and 23.4% in the year-ago quarter. The increase in the effective tax rate in the second quarter of 2025 was primarily attributable to discrete items that lowered the rate in the prior quarter.

Balance Sheet Highlights
Total assets of $7.37 billion at June 30, 2025 reflected a decrease of $35.7 million, or 0.5% from $7.41 billion at March 31, 2025, and a decrease of $17.4 million, or 0.2% from $7.39 billion at June 30, 2024.

Total loans, net of deferred fees and costs, of $5.29 billion at June 30, 2025 decreased by $44.7 million, or 0.8% from $5.33 billion at March 31, 2025, and decreased by $93.8 million, or 1.7% from $5.38 billion at June 30, 2024. Average yield earned on loans during the second quarter of 2025 was 4.96%, compared to 4.88% in the previous quarter and 4.80% in the year-ago quarter.

Total deposits of $6.54 billion at June 30, 2025 decreased by $51.1 million or 0.8% from $6.60 billion at March 31, 2025, and decreased by $37.5 million, or 0.6% from $6.58 billion at June 30, 2024. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.96 billion at June 30, 2025, and decreased by $19.0 million, or 0.3% from $5.98 billion at March 31, 2025, and increased by $44.5 million, or 0.8% from $5.91 billion at June 30, 2024. Average rate paid on total deposits during the second quarter of 2025 was 1.02%, compared to 1.08% in the previous quarter and 1.33% in the year-ago quarter.

Asset Quality
Nonperforming assets totaled $14.9 million, or 0.20% of total assets at June 30, 2025, compared to $11.1 million, or 0.15% of total assets at March 31, 2025 and $10.3 million, or 0.14% of total assets at June 30, 2024.

Net charge-offs totaled $4.7 million in the second quarter of 2025, compared to net charge-offs of $2.6 million in the previous quarter, and net charge-offs of $3.8 million in the year-ago quarter. The increase in net charge-offs during the second quarter of 2025 was primarily due to a $2.0 million full charge-off of a commercial and industrial loan. Annualized net charge-offs as a percentage of average loans was 0.35%, 0.20% and 0.28% during the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.

The allowance for credit losses, as a percentage of total loans was 1.13% at June 30, 2025, compared to 1.13% at March 31, 2025, and 1.16% at June 30, 2024.

Capital
Total shareholders' equity was $568.9 million at June 30, 2025, compared to $557.4 million and $518.6 million at March 31, 2025 and June 30, 2024, respectively.

During the second quarter of 2025, the Company repurchased 103,077 shares of common stock at a total cost of $2.6 million, or $25.00 per share. As of June 30, 2025, $25.3 million in share repurchase authorization remained available under the Company's share repurchase program.

Central Pacific Financial Reports Second Quarter 2025 Earnings of $18.3 Million

The Company's leverage, common equity tier 1, tier 1 risk-based capital, and total risk-based capital ratios were 9.6%, 12.6%, 13.5%, and 15.8%, respectively, at June 30, 2025, compared to 9.4%, 12.4%, 13.4%, and 15.6%, respectively, at March 31, 2025.

On July 24, 2025, the Company's Board of Directors declared a quarterly cash dividend of $0.27 per share on its outstanding common shares. The dividend will be payable on September 15, 2025 to shareholders of record at the close of business on August 29, 2025.

Conference Call
The Company's management will host a conference call today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-800-715-9871 (conference ID: 6299769). A playback of the call will be available through August 24, 2025 by dialing 1-800-770-2030 (playback ID: 6299769) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.37 billion in assets as of June 30, 2025. Central Pacific Bank, its primary subsidiary, operates 27 branches and 55 ATMs in the State of Hawaii. Central Pacific Financial Corp. is traded on the New York Stock Exchange (NYSE) under the symbol "CPF." For additional information, please visit: cpb.bank

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Central Pacific Financial Reports Second Quarter 2025 Earnings of $18.3 Million

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of the persistence of current inflationary pressures, or the resurgence of elevated levels of inflation in the United States and our market areas, and its impact on market interest rates, the economy and credit quality; the impact of the current U.S. administration’s recent economic policies, including potential international tariffs and other cost cutting initiatives; the adverse effects of bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of pandemic viruses (and their variants), epidemics and other public health emergencies on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; supply chain disruptions; labor contract disputes and potential strikes; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; securities market and monetary fluctuations, including the impact resulting from the elimination of the LIBOR Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any potential or actual acquisitions or dispositions we may make or evaluate, and the related costs associated therewith; political instability; acts of war or terrorism or military conflicts domestically or internationally; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom, including those involving our third-party vendors or other service providers; susceptibility of fraud on our business; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our BaaS initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; uncertainty regarding United States fiscal debt, deficit and budget matters; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available SEC filings, including the Company's Forms 10-Q and

Central Pacific Financial Reports Second Quarter 2025 Earnings of $18.3 Million

10-K for the last fiscal quarter and year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2025	2025	2024	2024	2024	2025	2024
CONDENSED INCOME STATEMENT
Net interest income	$59,796	$57,699	$55,774	$53,851	$51,921	$117,495	$102,108
Provision for credit losses	4,987	4,172	818	2,833	2,239	9,159	6,175
Total other operating income	13,013	11,096	2,624	12,734	12,121	24,109	23,365
Total other operating expense	43,946	42,072	44,177	46,687	41,151	86,018	81,727
Income tax expense	5,605	4,791	2,058	3,760	4,835	10,396	8,809
Net income	18,271	17,760	11,345	13,305	15,817	36,031	28,762
Basic earnings per share	$0.68	$0.66	$0.42	$0.49	$0.58	$1.33	$1.06
Diluted earnings per share	0.67	0.65	0.42	0.49	0.58	1.33	1.06
Dividends declared per share	0.27	0.27	0.26	0.26	0.26	0.54	0.52

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.00%	0.96%	0.62%	0.72%	0.86%	0.98%	0.78%
Return on average equity (ROE) [1]	13.04	13.04	8.37	10.02	12.42	13.04	11.38
Average equity to average assets	7.66	7.37	7.35	7.23	6.94	7.52	6.83
Efficiency ratio [2]	60.36	61.16	75.65	70.12	64.26	60.75	65.14
Net interest margin (NIM) [1]	3.44	3.31	3.17	3.07	2.97	3.37	2.90
Dividend payout ratio [3]	40.30	41.54	61.90	53.06	44.83	40.60	49.06

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,307,946	$5,311,610	$5,315,802	$5,330,810	$5,385,829	$5,309,768	$5,393,193
Average interest-earning assets	6,985,097	7,054,488	7,052,296	7,022,910	7,032,515	7,019,602	7,086,389
Average assets	7,314,144	7,388,783	7,377,398	7,347,403	7,338,714	7,351,257	7,394,188
Average deposits	6,503,463	6,561,100	6,546,616	6,535,422	6,542,767	6,532,122	6,601,290
Average interest-bearing liabilities	4,807,669	4,914,398	4,906,623	4,904,460	4,910,998	4,860,738	4,960,270
Average equity	560,248	544,888	542,135	530,928	509,507	552,610	505,314

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2025	2025	2024	2024	2024
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.6%	9.4%	9.3%	9.5%	9.3%
Common equity tier 1 capital ratio	12.6	12.4	12.3	12.1	11.9
Tier 1 risk-based capital ratio	13.5	13.4	13.2	13.1	12.8
Total risk-based capital ratio	15.8	15.6	15.4	15.3	15.1

Central Pacific Bank
Leverage ratio	10.1	9.8	9.7	9.8	9.6
Common equity tier 1 capital ratio	14.1	14.0	13.8	13.6	13.3
Tier 1 risk-based capital ratio	14.1	14.0	13.8	13.6	13.3
Total risk-based capital ratio	15.3	15.2	14.9	14.8	14.5

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2025	2025	2024	2024	2024
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,289,809	$5,334,547	$5,332,852	$5,342,609	$5,383,644
Total assets	7,369,567	7,405,239	7,472,096	7,415,430	7,386,952
Total deposits	6,544,989	6,596,048	6,644,011	6,583,013	6,582,455
Long-term debt	131,466	131,405	156,345	156,284	156,223
Total equity	568,874	557,376	538,385	543,725	518,647
Total equity to total assets	7.72%	7.53%	7.21%	7.33%	7.02%
Tangible common equity to tangible assets [4]	7.72%	7.53%	7.21%	7.31%	7.00%

ASSET QUALITY
Allowance for credit losses (ACL)	$59,611	$60,469	$59,182	$61,647	$62,225
Nonaccrual loans	14,895	11,085	11,018	11,597	10,257
Non-performing assets (NPA)	14,895	11,085	11,018	11,597	10,257
Ratio of ACL to total loans	1.13%	1.13%	1.11%	1.15%	1.16%
Ratio of NPA to total assets	0.20%	0.15%	0.15%	0.16%	0.14%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$21.08	$20.60	$19.89	$20.09	$19.16
Closing market price per common share	28.03	27.04	29.05	29.51	21.20

[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 10.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands, except share data)	2025	2025	2024	2024	2024
ASSETS
Cash and due from financial institutions	$110,935	$106,670	$77,774	$100,064	$103,829
Interest-bearing deposits in other financial institutions	206,035	170,226	303,167	226,505	195,062
Investment securities:
Debt securities available-for-sale, at fair value	765,213	780,379	737,658	723,453	676,719
Debt securities held-to-maturity, at amortized cost; fair value of: $499,833 at June 30, 2025, $511,717 at March 31, 2025, $506,681 at December 31, 2024, $546,990 at September 30, 2024, and $528,088 at June 30, 2024	580,476	589,688	596,930	606,117	615,867
Total investment securities	1,345,689	1,370,067	1,334,588	1,329,570	1,292,586
Loans held for sale	—	2,788	5,662	1,609	3,950
Loans, net of deferred fees and costs	5,289,809	5,334,547	5,332,852	5,342,609	5,383,644
Less: allowance for credit losses	(59,611)	(60,469)	(59,182)	(61,647)	(62,225)
Loans, net of allowance for credit losses	5,230,198	5,274,078	5,273,670	5,280,962	5,321,419
Premises and equipment, net	103,657	103,490	104,342	104,575	100,646
Accrued interest receivable	23,518	24,743	23,378	23,942	23,184
Investment in unconsolidated entities	49,370	50,885	52,417	54,836	40,155
Mortgage servicing rights	8,436	8,418	8,473	8,513	8,636
Bank-owned life insurance	177,639	176,846	176,216	175,914	173,716
Federal Home Loan Bank of Des Moines ("FHLB") and Federal Reserve Bank ("FRB") stock	24,816	24,163	6,929	6,929	6,925
Right-of-use lease assets	30,693	29,829	30,824	32,192	32,081
Other assets	58,581	63,036	74,656	69,819	84,763
Total assets	$7,369,567	$7,405,239	$7,472,096	$7,415,430	$7,386,952
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,938,226	$1,854,241	$1,888,937	$1,838,009	$1,847,173
Interest-bearing demand	1,336,620	1,368,519	1,338,719	1,255,382	1,283,669
Savings and money market	2,242,122	2,316,416	2,329,170	2,336,323	2,234,111
Time	1,028,021	1,056,872	1,087,185	1,153,299	1,217,502
Total deposits	6,544,989	6,596,048	6,644,011	6,583,013	6,582,455
Long-term debt, net of unamortized debt issuance costs	131,466	131,405	156,345	156,284	156,223
Lease liabilities	31,981	31,057	32,025	33,807	33,422
Accrued interest payable	8,755	8,757	10,051	12,980	14,998
Other liabilities	83,502	80,596	91,279	85,621	81,207
Total liabilities	6,800,693	6,847,863	6,933,711	6,871,705	6,868,305
EQUITY
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 26,981,436 at June 30, 2025, 27,061,589 at March 31, 2025, 27,065,570 at December 31, 2024, 27,064,501 at September 30, 2024, and 27,063,644 at June 30, 2024	399,823	402,400	404,494	404,494	404,494
Additional paid-in capital	106,033	104,849	105,054	104,794	104,161
Retained earnings	164,676	153,692	143,259	138,951	132,683
Accumulated other comprehensive loss	(101,658)	(103,565)	(114,422)	(104,514)	(122,691)
Total equity	568,874	557,376	538,385	543,725	518,647
Total liabilities and equity	$7,369,567	$7,405,239	$7,472,096	$7,415,430	$7,386,952

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands, except per share data)	2025	2025	2024	2024	2024	2025	2024
Interest income:
Interest and fees on loans	$65,668	$64,119	$65,482	$65,469	$64,422	$129,787	$127,241
Interest and dividends on investment securities:
Taxable investment securities	9,871	9,801	8,626	8,975	8,466	19,672	15,677
Tax-exempt investment securities	709	708	723	551	598	1,417	1,253
Interest on deposits in other financial institutions	1,484	2,254	3,004	2,775	2,203	3,738	5,814
Dividend income on FHLB and FRB stock	388	324	125	127	151	712	257
Total interest income	78,120	77,206	77,960	77,897	75,840	155,326	150,242
Interest expense:
Interest on deposits:
Interest-bearing demand	443	452	686	484	490	895	989
Savings and money market	8,414	8,862	9,388	10,235	8,977	17,276	17,420
Time	7,616	8,107	9,881	11,040	12,173	15,723	25,163
Interest on FHLB advances and other short-term borrowings	—	—	—	—	1	—	1
Interest on long-term debt	1,851	2,086	2,231	2,287	2,278	3,937	4,561
Total interest expense	18,324	19,507	22,186	24,046	23,919	37,831	48,134
Net interest income	59,796	57,699	55,774	53,851	51,921	117,495	102,108
Provision for credit losses	4,987	4,172	818	2,833	2,239	9,159	6,175
Net interest income after provision for credit losses	54,809	53,527	54,956	51,018	49,682	108,336	95,933
Other operating income:
Mortgage banking income	744	597	913	822	1,040	1,341	1,653
Service charges on deposit accounts	2,124	2,147	2,251	2,167	2,135	4,271	4,238
Other service charges and fees	5,957	5,766	5,476	5,947	5,869	11,723	11,130
Income from fiduciary activities	1,501	1,624	1,430	1,447	1,449	3,125	2,884
Income from bank-owned life insurance	2,260	497	1,966	1,897	1,234	2,757	2,756
Net loss on sales of investment securities	—	—	(9,934)	—	—	—	—
Other	427	465	522	454	394	892	704
Total other operating income	13,013	11,096	2,624	12,734	12,121	24,109	23,365
Other operating expense:
Salaries and employee benefits	22,696	21,819	21,661	22,299	21,246	44,515	41,981
Net occupancy	4,253	4,392	4,192	4,612	4,597	8,645	9,197
Computer software	5,320	4,714	4,757	4,590	4,381	10,034	8,668
Legal and professional services	2,873	2,798	2,504	2,460	2,506	5,671	4,826
Equipment	950	1,082	904	972	995	2,032	2,005
Advertising	832	887	911	889	901	1,719	1,815
Communication	901	1,033	943	740	657	1,934	1,494
Other	6,121	5,347	8,305	10,125	5,868	11,468	11,741
Total other operating expense	43,946	42,072	44,177	46,687	41,151	86,018	81,727
Income before income taxes	23,876	22,551	13,403	17,065	20,652	46,427	37,571
Income tax expense	5,605	4,791	2,058	3,760	4,835	10,396	8,809
Net income	$18,271	$17,760	$11,345	$13,305	$15,817	$36,031	$28,762
Per common share data:
Basic earnings per share	$0.68	$0.66	$0.42	$0.49	$0.58	$1.33	$1.06
Diluted earnings per share	0.67	0.65	0.42	0.49	0.58	1.33	1.06
Cash dividends declared	0.27	0.27	0.26	0.26	0.26	0.54	0.52
Basic weighted average shares outstanding	26,988,169	27,087,154	27,065,047	27,064,035	27,053,549	27,037,388	27,050,037
Diluted weighted average shares outstanding	27,069,677	27,213,406	27,221,121	27,194,625	27,116,349	27,139,969	27,106,267

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$134,270	4.43%	$1,484	$206,108	4.44%	$2,254	$162,393	5.46%	$2,203
Investment securities:
Taxable	1,379,213	2.86	9,871	1,376,687	2.85	9,801	1,335,100	2.54	8,466
Tax-exempt [1]	139,103	2.58	897	139,589	2.57	896	142,268	2.13	757
Total investment securities	1,518,316	2.84	10,768	1,516,276	2.82	10,697	1,477,368	2.50	9,223
Loans, including loans held for sale	5,307,946	4.96	65,668	5,311,610	4.88	64,119	5,385,829	4.80	64,422
FHLB and FRB stock	24,565	6.33	388	20,494	6.32	324	6,925	8.71	151
Total interest-earning assets	6,985,097	4.49	78,308	7,054,488	4.43	77,394	7,032,515	4.34	75,999
Noninterest-earning assets	329,047			334,295			306,199
Total assets	$7,314,144			$7,388,783			$7,338,714

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,357,049	0.13%	$443	$1,355,360	0.14%	$452	$1,273,901	0.15%	$490
Savings and money market deposits	2,275,799	1.48	8,414	2,345,445	1.53	8,862	2,221,754	1.63	8,977
Time deposits up to $250,000	439,738	2.32	2,546	457,473	2.51	2,832	555,809	3.29	4,548
Time deposits over $250,000	603,652	3.37	5,070	603,919	3.54	5,275	703,280	4.36	7,625
Total interest-bearing deposits	4,676,238	1.41	16,473	4,762,197	1.48	17,421	4,754,744	1.83	21,640
FHLB advances and other short-term borrowings	—	—	—	—	—	—	66	5.60	1
Long-term debt	131,431	5.65	1,851	152,201	5.56	2,086	156,188	5.86	2,278
Total interest-bearing liabilities	4,807,669	1.53	18,324	4,914,398	1.61	19,507	4,910,998	1.96	23,919
Noninterest-bearing deposits	1,827,225			1,798,903			1,788,023
Other liabilities	119,002			130,594			130,186
Total liabilities	6,753,896			6,843,895			6,829,207
Total equity	560,248			544,888			509,507
Total liabilities and equity	$7,314,144			$7,388,783			$7,338,714

Net interest income (taxable-equivalent)			59,984			57,887			52,080
Taxable-equivalent adjustment			(188)			(188)			(159)
Net interest income (GAAP)			$59,796			$57,699			$51,921

Interest rate spread		2.96%			2.82%			2.38%

Net interest margin (taxable-equivalent)		3.44%			3.31%			2.97%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$169,991	4.43%	$3,738	$213,905	5.47%	$5,814
Investment securities:
Taxable	1,377,957	2.86	19,672	1,329,879	2.36	15,677
Tax-exempt [1]	139,345	2.57	1,794	142,549	2.23	1,586
Total investment securities	1,517,302	2.83	21,466	1,472,428	2.34	17,263
Loans, including loans held for sale	5,309,768	4.92	129,787	5,393,193	4.74	127,241
FHLB and FRB stock	22,541	6.32	712	6,863	7.49	257
Total interest-earning assets	7,019,602	4.46	155,703	7,086,389	4.26	150,575
Noninterest-earning assets	331,655			307,799
Total assets	$7,351,257			$7,394,188

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,356,209	0.13%	$895	$1,285,383	0.15%	$989
Savings and money market deposits	2,310,429	1.51	17,276	2,220,002	1.58	17,420
Time deposits up to $250,000	448,557	2.42	5,377	550,044	3.25	8,887
Time deposits over $250,000	603,785	3.46	10,346	748,649	4.37	16,276
Total interest-bearing deposits	4,718,980	1.45	33,894	4,804,078	1.82	43,572
FHLB advances and other short-term borrowings	—	—	—	33	5.60	1
Long-term debt	141,758	5.60	3,937	156,159	5.87	4,561
Total interest-bearing liabilities	4,860,738	1.57	37,831	4,960,270	1.95	48,134
Noninterest-bearing deposits	1,813,142			1,797,212
Other liabilities	124,767			131,392
Total liabilities	6,798,647			6,888,874
Total equity	552,610			505,314
Total liabilities and equity	$7,351,257			$7,394,188

Net interest income (taxable-equivalent)			117,872			102,441
Taxable-equivalent adjustment			(377)			(333)
Net interest income (GAAP)			$117,495			$102,108

Interest rate spread		2.89%			2.31%

Net interest margin (taxable-equivalent)		3.37%			2.90%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2025	2025	2024	2024	2024
HAWAII:
Commercial and industrial	$455,372	$461,020	$430,167	$411,209	$415,538
Real estate:
Construction	172,382	159,081	145,182	134,043	147,657
Residential mortgage	1,851,690	1,870,239	1,892,520	1,897,919	1,913,177
Home equity	627,834	655,237	676,982	697,123	706,811
Commercial mortgage	1,161,244	1,174,573	1,165,060	1,157,625	1,150,703
Consumer	224,085	219,941	274,712	277,849	287,295
Total loans, net of deferred fees and costs	4,492,607	4,540,091	4,584,623	4,575,768	4,621,181
Less: Allowance for credit losses	(44,372)	(45,937)	(45,967)	(47,789)	(47,902)
Loans, net of allowance for credit losses	$4,448,235	$4,494,154	$4,538,656	$4,527,979	$4,573,279

U.S. MAINLAND: [1]
Commercial and industrial	$152,758	$173,600	$176,769	$188,238	$169,318
Real estate:
Construction	17,626	1,011	29	24,083	23,865
Commercial mortgage	379,279	377,866	335,620	312,685	314,667
Consumer	247,539	241,979	235,811	241,835	254,613
Total loans, net of deferred fees and costs	797,202	794,456	748,229	766,841	762,463
Less: Allowance for credit losses	(15,239)	(14,532)	(13,215)	(13,858)	(14,323)
Loans, net of allowance for credit losses	$781,963	$779,924	$735,014	$752,983	$748,140

TOTAL:
Commercial and industrial	$608,130	$634,620	$606,936	$599,447	$584,856
Real estate:
Construction	190,008	160,092	145,211	158,126	171,522
Residential mortgage	1,851,690	1,870,239	1,892,520	1,897,919	1,913,177
Home equity	627,834	655,237	676,982	697,123	706,811
Commercial mortgage	1,540,523	1,552,439	1,500,680	1,470,310	1,465,370
Consumer	471,624	461,920	510,523	519,684	541,908
Total loans, net of deferred fees and costs	5,289,809	5,334,547	5,332,852	5,342,609	5,383,644
Less: Allowance for credit losses	(59,611)	(60,469)	(59,182)	(61,647)	(62,225)
Loans, net of allowance for credit losses	$5,230,198	$5,274,078	$5,273,670	$5,280,962	$5,321,419

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2025	2025	2024	2024	2024
Noninterest-bearing demand	$1,938,226	$1,854,241	$1,888,937	$1,838,009	$1,847,173
Interest-bearing demand	1,336,620	1,368,519	1,338,719	1,255,382	1,283,669
Savings and money market	2,242,122	2,316,416	2,329,170	2,336,323	2,234,111
Time deposits up to $250,000	439,687	436,437	483,378	536,316	547,212
Core deposits	5,956,655	5,975,613	6,040,204	5,966,030	5,912,165
Other time deposits greater than $250,000	459,945	475,861	500,693	492,221	476,457
Government time deposits	128,389	144,574	103,114	124,762	193,833
Total time deposits greater than $250,000	588,334	620,435	603,807	616,983	670,290
Total deposits	$6,544,989	$6,596,048	$6,644,011	$6,583,013	$6,582,455

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2025	2025	2024	2024	2024
Nonaccrual loans:
Commercial and industrial	$110	$531	$414	$376	$355
Real estate:
Residential mortgage	12,327	9,199	9,044	9,680	7,991
Home equity	1,889	746	952	915	1,247
Commercial mortgage	—	—	—	—	77
Consumer	569	609	608	626	587
Total nonaccrual loans	14,895	11,085	11,018	11,597	10,257
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPAs")	14,895	11,085	11,018	11,597	10,257
Accruing loans 90+ days past due:
Real estate:
Residential mortgage	1,625	—	323	13	1,273
Home equity	21	87	78	135	135
Consumer	418	670	373	481	896
Total accruing loans 90+ days past due	2,064	757	774	629	2,304
Total NPAs and accruing loans 90+ days past due	$16,959	$11,842	$11,792	$12,226	$12,561

Ratio of total nonaccrual loans to total loans	0.28%	0.21%	0.21%	0.22%	0.19%
Ratio of total NPAs to total assets	0.20	0.15	0.15	0.16	0.14
Ratio of total NPAs to total loans and OREO	0.28	0.21	0.21	0.22	0.19
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.32	0.22	0.22	0.23	0.23

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$11,085	$11,018	$11,597	$10,257	$10,132
Additions	5,879	2,397	1,436	3,484	1,920
Reductions:
Payments	(585)	(614)	(763)	(602)	(363)
Return to accrual status	(861)	(558)	(71)	(354)	(27)
Charge-offs, valuation and other adjustments	(623)	(1,158)	(1,181)	(1,188)	(1,405)
Total reductions	(2,069)	(2,330)	(2,015)	(2,144)	(1,795)
Balance at end of quarter	$14,895	$11,085	$11,018	$11,597	$10,257

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Allowance for credit losses ("ACL") on loans:
Balance at beginning of period	$60,469	$59,182	$61,647	$62,225	$63,532	$59,182	$63,934
Provision for credit losses on loans	3,810	3,905	1,353	3,040	2,448	7,715	6,569
Charge-offs:
Commercial and industrial	(2,858)	(580)	(1,113)	(663)	(519)	(3,438)	(1,201)
Real estate:
Residential mortgage	—	—	—	(99)	(284)	—	(284)
Consumer	(2,864)	(2,977)	(3,727)	(3,956)	(4,345)	(5,841)	(9,183)
Total charge-offs	(5,722)	(3,557)	(4,840)	(4,718)	(5,148)	(9,279)	(10,668)
Recoveries:
Commercial and industrial	195	171	158	158	130	366	220
Real estate:
Construction	3	—	—	—	—	3	—
Residential mortgage	7	10	11	8	9	17	17
Home equity	9	3	—	—	—	12	6
Consumer	840	755	853	934	1,254	1,595	2,147
Total recoveries	1,054	939	1,022	1,100	1,393	1,993	2,390
Net charge-offs	(4,668)	(2,618)	(3,818)	(3,618)	(3,755)	(7,286)	(8,278)
Balance at end of period	$59,611	$60,469	$59,182	$61,647	$62,225	$59,611	$62,225

Average loans, net of deferred fees and costs	$5,307,946	$5,311,610	$5,315,802	$5,330,810	$5,385,829	$5,309,768	$5,393,193
Ratio of annualized net charge-offs to average loans	0.35%	0.20%	0.29%	0.27%	0.28%	0.27%	0.31%
Ratio of ACL to total loans	1.13	1.13	1.11	1.15	1.16	1.13	1.16

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

To supplement our consolidated financial information, the Company uses certain non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP. The Company believes these non-GAAP financial measures provide useful information to investors and others, which excludes transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. The Company believes that these measures offer a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance. These non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

A key measure of operating efficiency tracked by the Company is the efficiency ratio, which is derived from GAAP-based amounts, and is calculated by dividing total other operating expenses by total pre-provision revenue (net interest income plus total other operating income). The Company believes that the efficiency ratio, a non-GAAP financial measure, provides useful supplemental information that is important to a proper understanding of its business results and operating efficiency. The Company's efficiency ratio should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to the efficiency ratio presented by other companies. The following table sets forth our efficiency ratio for the periods presented:

	Three Months Ended			Six Months Ended
(dollars in thousands)	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Total other operating expense	$43,946	$42,072	$41,151	$86,018	$81,727

Net interest income	$59,796	$57,699	$51,921	$117,495	$102,108
Total other operating income	13,013	11,096	12,121	24,109	23,365
Total revenue	$72,809	$68,795	$64,042	$141,604	$125,473

Efficiency ratio (non-GAAP)	60.36%	61.16%	64.26%	60.75%	65.14%

The following table presents our tangible common equity ("TCE") ratio, a non-GAAP financial measure, which is calculated by dividing tangible common equity by tangible assets, as of the dates presented.

(dollars in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Total shareholders' equity	$568,874	$557,376	$538,385	$543,725	$518,647
Less: Intangible assets	—	—	—	(1,390)	(1,414)
TCE	$568,874	$557,376	$538,385	$542,335	$517,233

Total assets	$7,369,567	$7,405,239	$7,472,096	$7,415,430	$7,386,952
Less: Intangible assets	—	—	—	(1,390)	(1,414)
Tangible assets	$7,369,567	$7,405,239	$7,472,096	$7,414,040	$7,385,538

TCE ratio (non-GAAP) (TCE to tangible assets)	7.72%	7.53%	7.21%	7.31%	7.00%